UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2017

VIOLIN MEMORY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36069	20-3940944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4555 Great America Parkway, Santa Clara, California		95054
(Address of principal executive offices)		(Zip Code)

(650) 396-1500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03.	Bankruptcy or Receivership.

As previously reported, on December 14, 2016, Violin Memory, Inc. (the “Company”) filed a voluntary petition (the “Chapter 11 Case”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Company is continuing in possession of its assets and is managing its business as a debtor in possession (in such capacity, the “Debtor”) in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court. The Chapter 11 Case is being administered by the Bankruptcy Court under the caption In re Violin Memory, Inc., Case No. 16-12782 (LSS).

On March 8, 2017, the Debtor filed with the Bankruptcy Court the Second Amended Plan of Reorganization for Violin Memory, Inc. (the “Plan”) and the Second Amended Disclosure Statement with Respect to the Plan of Reorganization for Violin Memory, Inc. (the “Disclosure Statement”). As described therein, the Plan provides, among other things, for (i) the satisfaction in full of all allowed administrative, priority and secured claims, (ii) the cancellation of the Company’s existing equity interests and issuance of equity in the reorganized Debtor to Quantum Partners LP or its assignee and (iii) certain distributions for holders of allowed general unsecured claims to be funded solely by a liquidating trust from specified assets. The foregoing description of the Plan is qualified in its entirety by reference to the full text of the Plan and the Disclosure Statement, copies of which are attached hereto as Exhibits 99.1 and 99.2.

A confirmation hearing before the Bankruptcy Court seeking approval of the Plan is scheduled for April 18, 2017 at 2:00 p.m. (ET). There can be no assurance that the Bankruptcy Court will confirm the Plan or that the Plan will be implemented successfully.

Cautionary Information Regarding Forward-Looking Statements

Certain statements and information included in this Current Report on Form 8-K may constitute “forward-looking” statements that are generally identifiable through the use of words such as “plan,” “schedule,” “will” and similar expressions and include any statements that are made regarding financial expectations. The forward-looking statements speak only as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to update or revise such statements to reflect new information or events as they occur. These statements are based on a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. Investors are cautioned that any such statements are not guarantees of future business or financial performance and that actual future results may differ materially due to a variety of factors. Factors that could cause the Company’s results to differ materially include, but are not limited to, the following: (i) the Company’s ability to obtain Bankruptcy Court approval with respect to motions and actions in connection with a plan of reorganization in the Chapter 11 Case; (ii) the Company’s ability to operate its business during the pendency of the Chapter 11 Case; (iii) the effects of the filing of the Chapter 11 Case on the Company’s business operations and the upon the interests of various creditors, stockholders and other stakeholders; (iv) the length of time the Company will operate as a debtor in possession in the Chapter 11 Case; (v) risks associated with motions and other actions that third parties may take in the Chapter 11 Case, which may interfere with the Company’s ability to develop, secure approval of, and consummate a plan of reorganization; (vi) the potential adverse effects of the Chapter 11 Case on the Company’s financial condition, business operations, customers and potential customers, employees, liquidity, and results of operations; and (vii) other factors disclosed by the Company from time to time in its filings with the U.S. Securities and Exchange Commission. As a result of these factors, the Company’s actual results may differ materially from those indicated or implied by such forward-looking statements.

Cautionary Information Regarding Trading in the Company’s Equity Securities

The Plan provides that the Company’s existing equity securities will be cancelled and extinguished on the effective date of the Plan, and the holders thereof will not be entitled to receive, and will not receive or retain, any property or interest in property on account of such equity interests. If the Plan is confirmed and the Company’s existing equity securities are cancelled, amounts invested by holders of such securities will not be recoverable and such securities will have no value. Trading prices for the Company’s equity securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities upon the conclusion of the Chapter 11 Case. Therefore, the Company urges extreme caution with respect to existing and future investments in its securities.

Except as required by law, the Company disclaims any obligation to publicly update such statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Title

99.1	Second Amended Plan of Reorganization for Violin Memory, Inc., dated March 8, 2017.

99.2	Second Amended Disclosure Statement with Respect to the Plan of Reorganization for Violin Memory, Inc., dated March 8, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Violin Memory, Inc.

Date: March 14, 2017	By:	/s/ Cory J. Sindelar
Cory J. Sindelar, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Title

99.1	Second Amended Plan of Reorganization for Violin Memory, Inc., dated March 8, 2017.

99.2	Second Amended Disclosure Statement with Respect to the Plan of Reorganization for Violin Memory, Inc., dated March 8, 2017.